Exhibit 99.1

TopBuild Announces Senior Notes Offering

DAYTONA BEACH, Fla. – Sept. 15, 2025 (GLOBE NEWSWIRE) — TopBuild Corp. (NYSE:BLD) (“TopBuild” or the “Company”), a leading installer of insulation and commercial roofing and a specialty distributor of insulation and related building material products to the construction industry in the United States and Canada, today announced a private offering of $750.0 million aggregate principal amount of senior notes due 2034 (the “notes”) to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933 (the “Securities Act”) and to certain non-U.S. persons in offshore transactions in accordance with Regulation S under the Securities Act. TopBuild intends to use the net proceeds from the sale of the notes for general corporate purposes, which may include acquisitions.

The notes will be guaranteed, on an unsecured senior basis, by each of TopBuild’s direct and indirect wholly owned domestic subsidiaries that is a borrower or guarantor under the Company’s credit agreement.

The notes offering is subject to market and other conditions, and there is no assurance that the offering will be completed or, if completed, as to the terms on which it will be completed.

The notes will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from registration requirements. This announcement does not constitute an offer to sell, or the solicitation of an offer to buy, any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About TopBuild

TopBuild Corp., headquartered in Daytona Beach, Florida, is a leading installer of insulation and commercial roofing and is also a specialty distributor of insulation and related building material products to the construction industry in the United States and Canada. We provide insulation and commercial roofing installation services nationwide through our Installation segment which has over 200 branches located across the United States. We distribute building and mechanical insulation, insulation accessories and other building product materials for the residential, commercial, and industrial end markets through our Specialty Distribution business. Our Specialty Distribution network encompasses more than 150 branches across the United States and Canada.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of federal securities laws.  Forward-looking statements can be identified by the use of forward-looking words, such as “will,” “would,” “anticipate,” “expect,” “believe,” “plan,” “hope,” “estimates,” “suggests,” “has the potential to,” “projects,” “assumes,” “goal,” “targets,” “likely,” “should,” or “intend,” and other words and phrases of similar meanings, the negative of these terms, and similar references to anticipated or expected events, activities, trends, future periods or results.  Forward-looking statements are based on the Company’s current expectations and are subject to risks and uncertainties that are difficult to predict and, accordingly, the Company’s actual results may differ materially from the results discussed or implied in the Company’s forward-looking statements.

The Company cautions against relying on any of these forward-looking statements.  Forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including:  the duration and impact of negative macro-economic impacts on the United States economy, specifically with respect to residential and commercial/industrial construction; the Company’s ability to collect its receivables from its customers; the Company’s reliance on residential new construction, residential repair/remodel, and commercial/industrial construction; the Company’s reliance on third-party suppliers and manufacturers; the Company’s ability to attract, develop, and retain talented personnel and the Company’s sales and labor force; the Company’s ability to maintain consistent practices across the Company’s locations; the Company’s ability to maintain the Company’s competitive position; and the Company’s ability to find attractive acquisition targets, successfully complete acquisitions and realize the expected benefits of the Company’s acquisitions.  The Company discusses many of the risks it faces under the caption entitled “Risk Factors” in the offering memorandum for this offering and in the Company’s Form 10-K for the year ended December 31, 2024 filed with the SEC and incorporated by reference into the offering memorandum.  The Company’s forward-looking statements in this press release speak only as of the date of this press release.  Factors or events that could cause the Company’s actual results to differ materially may emerge from time to time, and it is not possible for the Company to predict all of them.  Unless required by law, the Company undertakes no obligation to update publicly any forward-looking statements as a result of new information, future events or otherwise.

Investor Relations and Media Contact

PI Aquino

pi.aquino@topbuild.com

386-763-8801